SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):    February 22, 2005
                                                           --------------------

                               CirTran Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)


         0-26059                                    68-0121636
(Commission File Number)                (IRS Employer Identification No.)


               4125 South 6000 West, West Valley City, Utah 84128
               (Address of Principal Executive Offices) (Zip Code)


                                  801.963.5112
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

         Exclusive Manufacturing Agreement Signed

                  On January 19, 2005, CirTran Corporation (the "Company"), signed an Exclusive Manufacturing Agreement (the "Manufacturing Agreement") with Advanced Beauty Solutions, LLC, a California limited liability company ("ABS").

         ABS designed, manufactures, and markets a personal hair care product known as the "True Ceramic Pro - Flat Iron Traveling Kit" which features the True Ceramic Pro - Infra Red Ionic Styler (the "Product"). Under the Manufacturing Agreement, the Company and ABS agreed that the Company would be the exclusive manufacturer of the Product. ABS agreed that it would not manufacture or cause any third party to manufacture the Product, and the Company agreed that neither the Company nor any of its subsidiaries or affiliated entities would manufacture ceramic flat irons without the consent of ABS.

         Pursuant to the Manufacturing Agreement, the Company and ABS agreed that the Company would have thirty days following the execution of the Manufacturing Agreement for the Company to produce an initial run of machine-assembled samples for ABS to inspect. If the samples provided did not meet ABS's approval, ABS could terminate the Manufacturing Agreement. On February 22, 2005, ABS approved the samples provided by the Company.

         The term of the Manufacturing Agreement runs through the date which is thirty months following the initial delivery of Products to ABS or until the full initial order is delivered.

Item 8.01.  Other Events

         Exclusive Supply Agreement Signed

         Also on January 19, 2005, the Company entered into an Exclusive Supply Agreement (the "Supply Agreement") with the Emson division of E. Mishan & Sons, Inc., a New York corporation ("Emson").

         Prior to entry into the Supply Agreement, the Company had obtained the rights to manufacture a small appliance including an electric rotary grill and a sectional grill to cook hot dogs, buns, hamburgers, vegetables, shrimp and other food items. The product is sold by Emson under the name "Hot Dog Express(TM)".

         Under the Supply Agreement, Emson agreed to purchase wholesale quantities of the Hot Dog Express from the Company, and the Company agreed to sell the Hot Dog Express to Emson, Under certain conditions described in the Supply Agreement, the Company agreed that it will not sell the Hot Dog Express to third parties as long as Emson satisfies certain minimum purchase obligations.

         During the term of the Supply Agreement, Emson agreed that it will purchase from the Company one hundred percent of the requirements of Emson and its subsidiaries and affiliates for the Hot Dog Express and any other product substantially similar to the Hot Dog Express (i.e. a portable electric cooking appliance that can use rollers to cook or turn food), and that it would not purchase, manufacture, or cause any third party to manufacture, the Hot Dog Express or any similar product during the term of the Supply Agreement or at any time thereafter, except from the Company.

         During the initial 12 month term of the Supply Agreement, the Company agreed that it will sell the Hot Dog Express exclusively to Emson. If Client purchases fewer than the initial minimum required number of units during the initial term, the Company will not be obligated to consider renewing the Supply Agreement or granting exclusivity during any renewal term.

         The initial term of the Supply Agreement is twelve months, running from January 1, 2005, through December 31, 2005. If Emson has purchased the initial minimum required number of units of the Hot Dog Express during the initial term, the parties agreed to extend the agreement for another one-year period, with an increased minimum number of units to be purchased.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None.

         (b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

          99.1 Exclusive Manufacturing Agreement, dated as of January 19, 2005, by and between CirTran Corporation and Advanced Beauty Solutions, LLC (portions of this exhibit have been redacted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission).

          99.2 Press Release dated February 23, 2005, relating to announcement of Exclusive Manufacturing Agreement.

          99.3 Exclusive Supply Agreement by and between CirTran Corporation and the Emson Division of E. Mishan & Sons, Inc., dated January 19, 2005 (portions of this exhibit have been redacted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission).

          99.4 Press Release dated January 24, 2005, relating to announcement of Exclusive Supply Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CirTran Corporation


Date: February 25, 2005                By: /s/ Iehab J. Hawatmeh
                                           --------------------
                                           Iehab J. Hawatmeh, President